Exhibit I
CRUDE CARRIERS CORP. SCHEDULES SECOND QUARTER 2010 EARNINGS RELEASE AND
CONFERENCE CALL
ATHENS, Greece, August 2, 2010 — Crude Carriers Corp. announced today that it will release financial results for the second quarter ended June 30, 2010 before the market opens in New York on Tuesday, August 10, 2010. The Company will also declare a cash dividend for the second quarter 2010 at that time. Following the earnings release, on the same day, Tuesday, August 10, 2010 at 11:00 a.m. EDT, the Crude Carriers management team will hold a conference call, to discuss the financial results.
Conference Call details:
Participants should dial into the call 10 minutes before the scheduled time using the following numbers: by dialing 1 866 819 7111 (US Toll Free Dial In), 0800 953 0329 (UK Toll Free Dial In) or +44 (0)1452 542 301 (Standard International Dial In). Please quote “Crude Carriers”.
A telephonic replay of the conference call will be available until August 17, 2010 by dialling 1 866 247 4222 (US Toll Free Dial In), 0800 953 1533 (UK Toll Free Dial In) or +44 (0)1452 55 00 00 (Standard International Dial In). Access Code required for the reply is: 70469247#
Slides and Audio Webcast:
There will also be a live, and then archived, webcast of the conference call, available through the Company’s website (www.crudecarrierscorp.com). Participants to the live webcast should register on the website approximately 10 minutes prior to the start of the webcast.
Forward Looking Statement
This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements with respect to the proposed offering and are based on management’s current expectations and observations. Included among the important factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this press release are the following: (i) conditions in the United States capital markets; (ii) conditions affecting the crude spot market and the crude market generally; (iii) the ability of Crude Carriers Corp. to complete its acquisition of its initial fleet of vessels; and other factors listed from time to time under “Risk Factors” and other sections of our public filings with the SEC including, without limitation, Crude Carriers Corp.’s registration statement on Form F-1.
About Crude Carriers Corp.
Crude Carriers Corp., a newly formed Marshall Islands corporation, focuses on maritime transportation of crude oil cargoes. The company’s common shares will trade on The New York Stock Exchange under the symbol “CRU”.

For further information please contact:
Company contacts:
Ioannis Lazaridis, President
+30 (210) 4584 950
i.lazaridis@crudecarrierscorp.com
Jerry Kalogiratos, CFO
+30 (210) 4584 950
j.kalogiratos@crudecarrierscorp.com
Investor Relations / Media:
Nicolas Bornozis, President
Matthew Abenante
Capital Link, Inc.
230 Park Avenue — Suite 1536
New York, NY 10160, USA
Tel: (212) 661-7566
Fax: (212) 661-7526
E-mail: crudecarriers@capitallink.com
www.capitallink.com